Exhibit 10.32
VOYAGER LEARNING COMPANY
79 Eisenhower Parkway
Ann Arbor, MI 48106-1346
June 20, 2009
Cambium Holdings, Inc.
VSS-Cambium Holdings III, LLC
VSS-Cambium Holdings II Corp.
c/o Veronis Suhler Stevenson LLC
350 Park Avenue
New York, New York 10022
Ladies and Gentlemen:
     This letter agreement is being executed by the undersigned in connection with the execution and delivery of that certain Agreement and Plan of Mergers, dated as of June 20, 2009 (as the same may be amended, supplemented or otherwise modified from time to time, the “Merger Agreement”), among Cambium Holdings, Inc., a Delaware corporation (the “Company”), Voyager Learning Company, a Delaware corporation (“Vowel”), VSS-Cambium Holdings II Corp., a Delaware corporation (“Consonant”), Vowel Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of the Company, Consonant Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of the Company, and Vowel Representative, LLC, a Delaware limited liability company. Defined terms used in this letter agreement and not otherwise defined herein have the meanings assigned to such terms in the Merger Agreement.
     In consideration of the mutual representations, warranties, covenants and agreements set forth in the Merger Agreement and the other Transaction Documents, each of the undersigned hereby acknowledges and agrees as follows:
     1. The Company, Consonant and VSS Cambium Holdings III, LLC (the “Stockholder”) acknowledge that Vowel may nominate Ron Klausner, Richard Surratt, Frederick Schwab and Neil Weiner to serve as members of the Board of Directors of the Company, subject to its right to change such designees in accordance with the Merger Agreement and subject to further discussions with these individuals. The Company, Consonant and the Stockholder acknowledge and agree that, notwithstanding anything to the contrary in the Merger Agreement, to the extent any of Messrs. Klausner, Surratt, Schwab and Weiner are nominated by Vowel, such individuals are, as of the date hereof, hereby deemed acceptable to the Company, Consonant and the Stockholder to serve as Vowel Designees in such director classes as may be determined by Vowel in its discretion.

     2. In the event that Neil Weiner does not qualify as an independent director under the Nasdaq Marketplace Rules and/or Rule 10A-3(b) of the Exchange Act as of the Closing, the Company, Consonant and/or the Stockholder agree to revise, and to cause the Stockholder to revise, Section 2.2(c) of the Holdco Stockholders Agreement attached to the Merger Agreement as Exhibit G as executed at the Closing (the “Stockholders Agreement”) and the definition of “Vowel Designee” in the Merger Agreement, in each case to require only one (and not two) Vowel Designees (including any Vowel Replacement Designee (as defined in the Stockholders Agreement)) to qualify as an independent director.
     Execution and delivery of this letter agreement by each of the undersigned constitutes a representation by each of the undersigned that it is authorized to execute and deliver this letter agreement. This letter agreement supplements the Merger Agreement and the other Transaction Documents and, to the extent of any conflict between this letter agreement and the Merger Agreement and the other Transaction Documents, the terms of this letter agreement shall control. This letter agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to principles of conflict of laws.
[SIGNATURES ON FOLLOWING PAGE]

Very truly yours,

VOYAGER LEARNING COMPANY

By:	/s/ Richard Surratt

Name: Richard Surratt
Title: President and Chief Executive Officer
Acknowledged as of June 20, 2009

CAMBIUM HOLDINGS, INC.

By:	/s/ Scott J. Troeller

Name: Scott J. Troeller
Title: President

VSS-CAMBIUM HOLDINGS III, LLC

By:	/s/ Scott J. Troeller

Name: Scott J. Troeller
Title: President

VSS-CAMBIUM HOLDINGS II CORP.

By:	/s/ Scott J. Troeller

Name: Scott J. Troeller
Title: President